AMENDMENT TO
                                     SECOND
                              AMENDED AND RESTATED
                               EMPLOYMENT CONTRACT


         This Amendment (the "Amendment") to the Second Amended and Restated Employment Contract (the "Employment Contract") is made and entered as of this 21st day of May, 2001 by and among JAMES R. LAUFFER (the "Executive"), FIRST NATIONAL BANK OF HERMINIE, a national banking association ("FNH Bank"), FNH CORPORATION, a Pennsylvania corporation and the parent corporation of FNH Bank ("FNH"), PROMISTAR FINANCIAL CORPORATION, a Pennsylvania corporation ("Promistar") and PROMISTAR BANK, a national banking association ("Promistar Bank");

         WHEREAS, Promistar and FNH are parties to an Agreement and Plan of Reorganization dated as of February 24, 2001 (the "Merger Agreement"), which contemplates that FNH would merge with and into Promistar and FNH Bank would merge with and into Promistar Bank (collectively, the "Mergers");

         WHEREAS, the parties to this Amendment are parties to an Employment and Severance Agreement dated as of the date hereof (the "Employment and Severance Agreement") which will be effective as of the Effective Time (as defined in the Merger Agreement) and contemplates an amendment to the Employment Contract; and

         WHEREAS, the parties hereby intend to evidence the amendment to the Employment Contract contemplated by the Employment and Severance Agreement.

         NOW, THEREFORE, in consideration of the mutual promises set forth in the Employment and Severance Agreement and as hereinafter set forth, the parties hereto agree as follows:

1.  TERMINATION OF THIS AMENDMENT TO THE EMPLOYMENT CONTRACT.

         If the Effective Time does not occur, this Amendment to the Employment Contract shall be without force and effect and shall be terminated in its entirety without action by any party upon termination of the Merger Agreement. Without limiting the generality of the foregoing, if the Effective Time does not occur, the Mergers will not occur, the Executive shall retain all rights he has or may have with respect to FNH Bank under the Employment Contract and neither Promistar nor Promistar Bank will have any obligations to the Executive under this Amendment to Employment Contract.

2.  AMENDMENT TO SECTION 12A OF EMPLOYMENT AGREEMENT.

         Section 12A of the Employment Contract is hereby amended in its entirety to read as follows:

         "A. If the Bank merges with and into Promistar Bank, a national banking association ("Promistar Bank"), Promistar Bank, or its parent corporation, Promistar Financial Corporation, a Pennsylvania corporation, shall pay the Executive, in a single lump sum within five (5) business days of the consummation of the merger of the Bank into Promistar Bank, the amount (after giving effect to Section 20 of this Employment Contract) determined under the applicable of (1) or (2) below:

                  1. if, at or before the time of the consummation of the merger of the Bank with and into Promistar Bank, the shareholders of FNH Corporation, a Pennsylvania corporation and the parent corporation of the Bank ("FNH"), approve the elimination of offsets under Section IV of the Executive Salary Continuation Agreement between the Executive and the Bank as contemplated under Section 6 of that certain Employment and Severance Agreement by and among the Executive, the Bank, FNH, Promistar and Promistar Bank dated as of May __, 2001 ("Shareholder Approval"), an amount equal to 36 times his monthly base salary at the highest rate in effect at any time during the term of this Agreement; or

                  2. if Shareholder Approval is not received, $821,000, if the automobile otherwise described in Section 4(c) of the Employment and Severance Agreement is transferred by the Bank prior to the Effective Time in a transfer not part of a parachute payment as defined in
         Section 280G(b)(2) of the Internal Revenue Code 0f 1986, as amended, or $778,000 if the transfer of such automobile is at the Effective Time or otherwise as part of a parachute payment.

3.  AMENDMENT TO SECTION 13 OF THE EMPLOYMENT AGREEMENT.

         Section 13 of the Employment Agreement is amended by striking the second sentence thereof and substituting the following sentence:

                  "At the time of the payment described in Section 12A of this Agreement, as amended, Promistar Bank shall take such steps as are necessary to cause the title to the automobile owned by the Bank and used by the Executive to be placed in the name of the Executive, free and clear of encumbrances."

4.  NEW SECTION 23.

         A new Section 23 is hereby added to the Employment Agreement to provide as follows:

                  "23. NON-DUPLICATION. No provision of this Employment Agreement shall be read to provide for a duplication of any amount or benefit to be paid the Executive if such payment would be cause a duplication of payments or benefits due the Executive under the Employment and Severance Agreement by and among the parties to the Amendment to Second Amended and Restated Employment Contract."

5.  EFFECT ON OTHER PROVISIONS OF THE EMPLOYMENT CONTRACT.

         Except as amended in this Amendment to Employment Contract, each other provision of the Employment Contract shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Amendment to Second Amended and Restated Employment Contract to be executed and delivered as of the date first above written.


WITNESS:                                    EXECUTIVE

/s/ Sharon Migliozzi                        /s/ James R. Lauffer
-------------------------------             ----------------------------------
                                                James R. Lauffer



ATTEST:                                 FIRST NATIONAL BANK OF HERMINIE

/s/ Anthony P. Zello, Jr.
-------------------------------             BY /s/ V. David Lavella
                                               -------------------------------
                                            Title: Secretary of Board


ATTEST:                                 FNH CORPORATION

/s/ Anthony P. Zello, Jr.
-------------------------------             BY /s/ Jay A. Miller
                                               -------------------------------
                                            Title: Director


ATTEST:                                 PROMISTAR FINANCIAL CORPORATION

/s/ Janet E. Gillen
-------------------------------             BY /s/ John H. Anderson
Assistant Secretary                            -------------------------------
                                            Title: Chairman & CEO


ATTEST:                                 PROMISTAR BANK

/s/ Janet E. Gillen
-------------------------------              BY /s/ Steven C. Ackmann
Assistant Secretary                             ------------------------------
                                             Title: Chairman, President & C.O.O.